GIBRALTAR INDUSTRIES APPOINTS JOSEPH A. LOVECHIO AS CHIEF FINANCIAL OFFICER

Experienced Public Company Finance Executive with Industrial Operations Acumen

Buffalo, New York, August 19, 2024 – Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and provider of products and services for the residential, renewable energy, agtech and infrastructure markets, has announced the appointment of Joseph A. Lovechio as Chief Financial Officer, effective August 19, 2024. Mr. Lovechio, who was previously Chief Financial Officer, North America Region for Whirlpool Corporation, a kitchen and laundry appliance company with reported 2023 revenue of approximately $19 billion, will succeed Timothy F. Murphy who recently announced his plans to retire. Mr. Murphy will continue with Gibraltar through early 2025 and will oversee the onboarding and transition process for Mr. Lovechio while continuing to lead ongoing strategic initiatives.

“We are excited to welcome Joe, who brings extensive operating experience and expertise across finance, strategy, M&A, operations, and investor communications, to our leadership team,” stated Bill Bosway, Chairman and Chief Executive Officer. “His financial acumen along with his experience in business leadership, change management and team building will be essential as we continue to transform Gibraltar and create value for all our stakeholders.”

“The Board and our entire organization join me in thanking Tim for his incredible contribution to Gibraltar’s growth and transformation over the past 20 years. His leadership and judgment have been critical to our success, and we are grateful to Tim for his commitment to overseeing and leading the transition to Joe. We wish Tim continued success as he moves into retirement next year and begins his next chapter.”

Mr. Lovechio, 50, joins Gibraltar following 20 years with Whirlpool, where he advanced through positions of increasing responsibility, most recently serving, since 2018, as CFO, North America Region, which is Whirlpool’s largest region. During his career at Whirlpool, he also served as Corporate Controller and Principal Accounting Officer, CFO EMEA Region, and Senior Finance Director of Investor Relations. Prior to Whirlpool, Mr. Lovechio held finance positions at public companies including CTS Corporation, Federal Mogul (since acquired by Apollo Global Management) and Ford Motor Company. He earned a BBA in Finance from the University of Notre Dame and an MBA, Finance and Accounting, from The University of Chicago Booth School of Business.
About Gibraltar
Gibraltar is a leading manufacturer and provider of products and services for the residential, renewable energy, agtech, and infrastructure markets. Gibraltar’s mission, to make life better for people and the planet, is fueled by advancing the disciplines of engineering, science, and technology. Gibraltar is innovating to reshape critical markets in comfortable living, sustainable power, and productive growing throughout North America. For more please visit www.gibraltar1.com.

Forward-Looking Statements

Certain information set forth in this news release, other than historical statements, contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based, in whole or in part, on current expectations, estimates, forecasts, and projections about the Company’s business, and management’s beliefs about future operations, results, and financial position. These statements are not guarantees of future performance and are subject to a number of risk factors, uncertainties, and assumptions. Actual events, performance, or results could differ materially from the anticipated events, performance, or results expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from current expectations include, among other things, the availability and pricing of our principal raw materials and component parts, supply chain challenges causing project delays and field operations inefficiencies and disruptions, the loss of any key customers, adverse effects of inflation, our ability to continue to improve operating margins, our ability to generate order flow and sales and increase backlog; our ability to translate our backlog into net sales, other general economic conditions and conditions in the particular markets in which we operate, changes in spending due to laws and government incentives, such as the Infrastructure Investment and Jobs Act, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, disruptions to IT systems, the impact of trade and regulation (including the latest Department of Commerce’s solar panel anti-circumvention investigation, the bifacial exemption revocation, the Auxin Solar challenge to the Presidential waiver of tariffs, deadline to install certain modules under the waiver, and the Uyghur Forced Labor Prevention Act (UFLPA)), rebates, credits and incentives and variations in government spending and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. Before making any investment decisions regarding our company, we strongly advise you to read the section entitled “Risk Factors” in our most recent annual report on Form 10-K which can be accessed under the “SEC Filings” link of the “Investor Info” page of our website at www.Gibraltar1.com. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Contact:
LHA Investor Relations
Jody Burfening/Carolyn Capaccio
(212) 838-3777
rock@lhai.com